                                                                    EXHIBIT 10.6

                                SUPPLY AGREEMENT


This Supply Agreement ("Agreement") is entered as of March 3, 1998 (the "Effective Date"), by and between Terayon Communication Systems ("Terayon" or "Seller"), having its principal place of business at Bunker Hill Lane, Santa Clara, California and ECI Telecom Ltd. ("ECI"), having its principal place at 30 Hasivim Street Petah Tikva, Israel.

     WHEREAS, Seller is engaged in, among other things, the supply of production grade modem modules or boards for cable telephony systems for transmission of digital bit streams over coaxial or hybrid fiber/coax ("HFC") distribution plants ("Modems");

     WHEREAS, Buyer desires to purchase certain quantities of such Modem subassemblies from Seller, and Seller is willing to supply such quantities of such Modems subassemblies to Buyer, subject to the terms and conditions of this Agreement and;

     WHEREAS, ECI and some of its affiliated companies are engaged in sales of HFC access platforms and such sales depend on the supply of Terayon modems, and ECI has specific undertaking to a strategic customer (Telenet Flanders) with which ECI has signed a supply agreement and which needs systems for deployment at the end of March 1998;

     WHEREAS, Seller and Telegate are parties to a "Development and Production Agreement" dated January 4, 1995 and a subsequent "Amendment Agreement" dated June 4, 1996 (collectively, the "Prior Agreements"); and

     WHEREAS, it is the intention of the parties to terminate the Prior Agreements, including all rights and obligations arising under the Prior Agreements, as set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants set forth below, the parties agree as follows:

1.  GENERAL

     1.1  DEFINITIONS.

DEFINITIONS. In addition to the terms defined elsewhere in this Agreement and its Annexes, the following terms shall have the meaning set forth below:

(a) THE SYSTEM means a cable access platform for carrying telecommunication services over coaxial or HFC distribution plants, developed or being developed by or for Buyer and/or Telegate; provided, however, any other
                                                --------  -------
     provision of this Agreement notwithstanding, Seller shall be obligated to provide support to Buyer only with respect to modem issues related to telephony applications.

(b) THE PRODUCT means a physical layer ("PHY") including a modem and radio frequency ("RF") front end subsystem of the System, for transmission of digital bit streams over coaxial or hybrid fiber/coax ("HFC") distribution plants.

[*] CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                       1.

     The Product includes the following main functional building blocks:.

(c) CENTRAL UNIT ("CU") MODEM - including: Down Stream - ("DS") data transmitter, Up Stream - ("US") data receiver, DS and US synchronizer, Control & Logic, Handling of all physical layer functionalities between modems, e.g.: Channel coding, US Ranging control (timing and power), Received chips alignments, End-to-End connection set- up etc., R.F/IF interface, Medium Access Control - ("MAC") interface, interface to Host, RF module, filters for all signals (including for RF and clock signals), Built-in testing capability. The CU Modem shall be implemented either on a single 6U VME board, or two 6U VME boards. If CU modem consists of two boards, than the definition extends to include interconnecting accessories (e.g. cables) as well as on board linear supply voltage regulator.

(d) REMOTE UNIT ("RU") MODEM - including: US data transmitter, DS data receiver, Control & Logic, DS Synchronizer, Handling of all physical layer functionalities between modems, e.g.: channel coding, US Ranging (timing and power), Transmit chips timing, End-to-End connection set-up etc., RF/IF interface, MAC interface, CPU interface, RF module, Built-in testing capability. The baseband functions excluding RF module shall be implemented in a single low cost ASIC.

(e) PRODUCT SPECIFICATIONS means the specification of the Product as defined in Annex B hereto.

(f)  $ means dollar of the United States of America.

(g) SUBCONTRACTORS means all third party entities selling materials (except standard off-the-shelf components) and/or performing other services (e.g. assembly, testing, engineering) which are used for manufacturing and supply of the CU and/or RU Modems.

(h) BUYER includes Telegate, provided Telegate has written permission from ECI to act as a Buyer under the provisions of this Agreement, and further provided Telegate undertakes to comply with the relevant provisions of this Agreement.

(i) INTELLECTUAL PROPERTY RIGHTS in this Agreement shall be defined as set forth in Section 4.3 of Annex B attached hereto.

(j) DELIVERABLE ITEMS means any item, or parts thereof, that Seller is obligated to provide under this Supply Agreement including but not limited to Products, documentation, know how, information.

     1.2 ANNEXES. All the Annexes (and the Appendices thereto) enumerated bellow shall be integral parts of this Agreement:

               ANNEX A Product Pricing

               ANNEX B Prior Agreements

               ANNEX C Annex C- Technical Documentation

                                       2.

                       CONFIDENTIAL TREATMENT REQUESTED

     In the event that discrepancies exist between this Agreement and any Annex hereto, the provisions of this Agreement shall prevail. An Appendix to any of the Annexes will be considered to be an inseparable part thereof.

     1.3 HEADINGS. The headings in this Agreement are for convenience only and shall not be regarded in the interpretation hereof.

     1.4 Notwithstanding anything in this Supply Agreement, if any of the following activities are not fully completed before March 13, 1998 (except for items identified elsewhere in this Supply Agreement for later delivery, and for such items the condition will apply with the date specified for them), this Supply Agreement shall be void and null, and any fees paid under the terms of this Agreement to Seller by Buyer or Telegate shall be immediately returned.

          (a)  Know-how transfer as defined in section 4;

          (b)  Delivery of documentation as defined in Annex C attached hereto;
               and

          (c)  Signed agreements with all Subcontractors as defined in Section
               3.

     1.5 The Prior Agreements shall be terminated when the Product is commercially deployed at the Buyer's first customer (Telnet Flanders) in quantities of no less than [*****] RU units, that were commissioned and expressly accepted by Telenet Flanders, and provided that Terayon has timely met all of its undertakings to supply Deliverable Items that are scheduled prior to the occurrence of the Event mentioned above in this provision 1.5 (hereafter "Event"), in accordance with the provisions of ANNEX B attached hereto.

     1.6 CHANGES TO PRODUCT SPECIFICATIONS. Changes to the Product Specifications shall be made by the written agreement of ECI and Terayon.

2.   SELLER'S REPRESENTATIONS.

     2.1 INTELLECTUAL PROPERTIES; NO INFRINGEMENT. Seller represents and warrants that it owns or has the right to use the intellectual property and know how currently being used in the Product and to be used in the development of the Product, and that in undertaking and performing its obligations hereunder, it will not use the intellectual property of third parties in the development of the Product. Such intellectual property and know-how do not infringe on the proprietary rights of any third parties, nor does any third party have any rights to such intellectual property or know-how that have not been assigned to Seller. In the event of a breach of this provision, Buyer's sole and exclusive remedy shall be the Patent Indemnity set forth in
          Section 9.

3.   ACCESS TO SELLER'S SUBCONTRACTORS.

     3.1 Immediately following the signing of this Agreement and in no event later than March 5, 1998. Seller shall provide to Buyer a complete list of Seller's Subcontractors who contribute to the manufacture, production and/or assembling

[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                       3.

          of the Product. together with the name and telephone number of a contact person at each such Subcontractor and a description of the service performed by each such Subcontractor with respect to the Product.

     3.2 By March 18, 1998, Seller shall use its best efforts to amend its agreements with all existing Subcontractors to provide for the automatic and royalty-free assignment to Buyer of Seller's rights under such agreements in the event that a Seller Triggering Event (as defined in Section 7.3) occurs, and Seller shall keep Buyer apprised of the results of such efforts and shall permit Buyer to participate in all such discussions with existing Subcontractors regarding such amendments. Seller hereby undertakes to use its best efforts to include a substantially similar provision in each of its agreements with its future Subcontractors. In the event that one or more Subcontractors are unwilling to amend their agreements as set forth above (the "Unwilling Subcontractors"), Seller shall use its best efforts to locate a replacement source (the "Replacement Source") by April 15, 1998 for the work to be performed by the Unwilling Subcontractors. Seller shall be responsible for any increase in costs of the Product to Buyer resulting from any Seller Triggering Event as defined in Section 7.3. By April 30, 1998, Seller shall provide to Buyer all know-how, documentation and setups for testing debugging and integration and support of Subcontractors, as defined in Section 4.2, for all phases of manufacturing and supply which are performed by Seller.

4.   KNOW-HOW AND SUPPORT.

     4.1 Before March 13, 1998 (except for items identified elsewhere in this agreement for later delivery, and for such items the condition will apply with the date specified for them), Seller shall transfer sufficient know-how to Buyer and Telegate, by way of frontal meetings with relevant engineers and documentation, to enable Buyer and Telegate to support the RU & CU Modems (Product), and Seller shall use its best efforts to support Buyer's and Telegate's efforts to ensure the successful interoperability of such Products with all other elements of the System, independent of Seller. Time is of the essence with respect to this provision.

     4.2 The know how set forth in Section 3.2 and in this Section 4 shall include all the details of modem functionality and design required for detection and correction of all bugs or failures. In addition, this know how shall enable Telegate to independently integrate and support the Products themselves or other system functions related to or affecting the Products, including engineering support to Subcontractors.

     4.3 This know how shall be accompanied by documentation (TECHNICAL DOCUMENTATION) sufficient to enable independent and complete purchasing of all components required for the manufacture and support of CU and RU modems production, as well as full independent maintenance, testing and integration of the Products alone and with the System, including but not limited to the list of Technical Documentation defined in ANNEX C.

                                       4.

                       CONFIDENTIAL TREATMENT REQUESTED

          This transfer of Technical Documentation and know how shall be deemed to be complete only upon written approval by Telegate, which shall not be unreasonably withheld. Notwithstanding the aforementioned, the Technical Documentation and the know-how shall be deemed complete upon the occurrence of the Event as set forth in Section 1.5 above.

     4.4 Terayon will provide technical support during the term of this Agreement in accordance with the terms of this Agreement for so long as Buyer does not request any change in the Product Specifications as set at the time the Event occurs.

5.   SALE AND PURCHASE OF PRODUCTS.

     5.1 ORDERS. Buyer shall purchase Products by submitting written purchase order(s) ("PO(s)") to Seller. Any terms or conditions contained on any Buyer purchase order that contradict the terms of this Agreement shall be deemed rejected and shall be of no force or effect. Any additional purchase commitment by Buyer, of cumulative quantities ordered beyond [****], shall be valid only after the Event has been completed.

          Prices for each item shall be determined in accordance with ANNEX A.

          The final acceptance of Products shall be effective only after the Event has been completed. Until that time, all acceptance shall be provisional; provided, however, that in the event that Products provided by Seller hereunder prior to the time the Event have been completed are not accepted due to a reason that is unrelated to the quality or working condition of such Products, such Products will be deemed accepted when the Event have been completed.

     5.2 DELIVERY AND TITLE. All Products will be delivered to Buyer in the country of destination. However, it is agreed that the prices of the Products are FOB United States airport. Seller will arrange in coordination with Buyer for the air carriage insurance and freight from such United States airport to country of destination, and the CIF cost will be borne by Buyer. Buyer may itself make the arrangement with the carrier, if it so chooses, and in such event, Seller will coordinate, facilitate and effect the delivery as instructed by Buyer from time to time.

5.3  ACCEPTANCE TESTING.

          5.3.1 DEFINITION OF ACCEPTANCE TESTING. Acceptance testing is the process of demonstrating and proving that the Product as a whole, and/or any part of the Product, complies with all applicable requirements of the Product Specifications.

          5.3.2 TESTING REQUIRED. Acceptance testing shall be conducted by Seller on each deliverable Product. Such acceptance testing shall be successfully completed prior to delivery. Buyer shall be permitted to witness all

[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                       5.

               acceptance tests and shall have access to all acceptance data. Should the results of any of the tests performed by Seller prove unsatisfactory, Seller shall immediately take all necessary steps to rectify faults so as to bring the respective Products into complete conformance with the Product Specifications and other agreed upon requirements, and to obtain satisfactory results at repeat tests that will be performed by Seller.

     5.3.3 ACCEPTANCE TEST PROCEDURES.

          (a) Seller shall prepare and submit to Buyer for approval Acceptance Test Procedures ("ATP").

          (b) ATP shall define comprehensive and sufficient tests to prove and demonstrate that items passing the test meet all the requirements of the Product Specifications.

          (c) ATP shall define, among other things, the tests, signals inputs and outputs, nominal values and tolerances, and the procedure where test sequence is significant. Test equipment configuration, test set-up, accuracy, loading and other arrangements shall be defined for these tests.

5.4  CONFIGURATION MANAGEMENT.

     Seller shall submit to Buyer a configuration management plan for approval. An agreed upon document shall be released and implemented no later than March 15,1998.

5.5  QUALITY ASSURANCE.

     5.5.1 QUALITY SYSTEM. Seller shall use its best efforts to obtain ISO 9000 certification for the Quality System as soon as possible and shall comply with the requirements of the Product Specifications.

     5.5.2 QUALITY DOCUMENTATION. Drawings, procurement and process documentation shall show evidence of Buyer's quality review by stamp, signature or other means.

     5.5.3 SERIALIZATION. All deliverable Products shall be serialized with regard to the base part number. No two deliverable Products shall have the same serial number. Serial numbers shall remain the same regardless of configuration changes subsequent to acceptance testing. Serial numbers of Products returned and subsequently not resubmitted shall not be re-assigned.

     5.5.4 SOURCE INSPECTION. Buyer shall have the option to perform source inspection at Seller's facilities and/or Seller's Subcontractors; provided such Subcontractors have consented to such source inspection. Seller shall use its best efforts to obtain the consent of its Subcontractors for such source inspection. The inspection shall be performed by Buyer's

                                       6.

                       CONFIDENTIAL TREATMENT REQUESTED

               inspectors or by inspectors delegated by Buyer to perform the source inspection by subcontracting. Seller shall give Buyer access to all test equipment and facilities required to perform the source inspection.

     5.6 MAXIMUM DELIVERY TIME. Delivery dates in respect of each PO will be agreed to by the parties from time to time, but in no event will delivery exceed three months after the date a PO is issued.

     5.7 MARKS AND PACKAGING. All Products will be packaged according to standards of trade generally applicable to similar products shipped on a global basis. Packaging and Marking shall be in accordance with the laws of the country of destination. Any additional packaging requested by Buyer shall be provided at Buyer's expense.

     5.8 NOTIFICATION. Upon each shipment, Terayon shall notify Buyer immediately of the identity of the carrier and expected time of arrival to an international airport in the country of destination.

     5.9 WARRANTIES. Acceptance of a Product shall not relieve Terayon from its obligations thereunder with respect to warranties under section 8 below.

     5.10 EXPEDITED DELIVERIES OR INCREASED ORDERS. Buyer may increase the order for any particular Product by written notice received by Seller and in accordance with Seller's lead-time schedule and charges (charges are based on the price of the portion of the order that is changed or increased). Seller will use reasonable commercial efforts to meet Buyers requests for increases in orders or expedited delivery for less than Seller's normal lead-times.

     5.10A. TITLE; RISK OF LOSS. Title to Deliverable Items covered by this
          Agreement shall pass to Buyer upon delivery of the Deliverable Items FOB to a United States airport. Risk of loss of or damage to Deliverable Items shall remain with Seller until delivery FOB to a United States airport. This provision shall not derogate from Seller's responsibilities related to Purchase Orders and Warranties under this Agreement.

     5.11 ADVERSE RESULTS; GOVERNMENT ACTION. Each party agrees to promptly notify the other party of any adverse or unexpected results or any actual or potential government action relevant to a Product of which it becomes aware.

6.   INITIAL ORDER AND FEE PAYMENT.

     6.1 INITIAL ORDER. Buyer will issue a firm purchase order for a certain quantity of CU and RU modems (the "Product") upon execution of this Agreement the value of which order shall be [$*********] (the "Initial Order") Upon the receipt by Buyer of a signed purchase order by Seller reflecting the Initial Order, Buyer will pay to Seller a down-payment of [$*******] (the "Down Payment") against the Initial Order which will shall be used to pay for Buyer's purchase of the first [$*******] worth of Products from Seller.

[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                       7.

                       CONFIDENTIAL TREATMENT REQUESTED

     6.2 SECURITY FOR DOWN PAYMENT. As security for the Down Payment, within ten (10 business days following any issuance and sale of Seller's capital stock, whether in a public offering or in a private transaction, Terayon shall provide to Buyer one of the following, which shall be determined by Seller: (i) a guarantee to Buyer in the amount of [********] (or, if any of such amount has been used by Buyer to purchase the Products, the unused portion of the [********]) issued by an FDIC-recognized financial institution as a performance bond or
          (ii) immediate repayment of the then outstanding Down Payment which has not been used by Buyer to purchase the Products.

     6.3 PAYMENTS. Buyer shall make payments due to Terayon for Deliverable Items either directly to Terayon or to such bank as Terayon may designate in writing. All invoices received within a month shall be paid before the end of the following month, except in the event that Buyer protests or disputes an invoice during such period.

     6.4 INVOICES; ERRORS. Invoices shall be submitted by Terayon in duplicate (original and one copy) for each shipment and will enclose as an integral part thereof documentary proof of delivery of the Deliverable Items FOB United States airport, according to commercially accepted standards for exports. Delays in invoices as well as errors and omissions regarding Deliverable Items actually delivered, will be considered just cause for withholding payment until such time as the delay, errors or omission is remedied. Any such withholding pursuant to this Section 6. 4 shall not be deemed a breach of this Agreement. In no event shall Buyer have an obligation to pay for Deliverable Items until such time as said Deliverable Items have been actually delivered to Buyer and Buyer has been properly billed therefor.

     6.5 TAXES. The prices of all Products and Deliverable Items hereunder are inclusive of all taxes, duties, fees, excises and/or charges which are now and may hereafter be directly imposed on the Products or Deliverable Items or on Terayon with respect thereto at any time. Notwithstanding the foregoing, Buyer shall bear the responsibility for any taxes or duties imposed on Deliverable Items in Israel or other country of destination, including, for example, taxes imposed on the sale by Buyer of a System that includes Terayon products.

7.   TERM; TERMINATION; RIGHTS AND OBLIGATIONS UPON TERMINATION.

     7.1 The term of this Agreement, unless otherwise determined elsewhere in this Agreement, shall be for two (2) years from the Effective Date, unless terminated earlier by either party pursuant to the provisions of this Section or extended by mutual written agreement of the parties.

     7.2 Notwithstanding the provisions of the previous paragraph 7.1 the following provisions shall continue in effect after termination of this Agreement in accordance with their terms:

[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                       8.

     (a) Payment provisions: any payment due at the time of termination shall be paid in accordance with the terms of this Agreement.

     (b) All warranties specified in the Agreement in accordance with their terms.

     (c)  All Patent Indemnity obligations.

     (d) Sections 14.1 and 14.2 (Applicable Law; Disputes) shall survive termination and shall govern any dispute between the parties under the Agreement that may subsequently arise.

     (e)  Sections 13 land 13.2 (Confidentiality and Advertising).

     (f)  Section 11.3 (Spare Parts).

7.3 BUYER'S RIGHT TO TERMINATE. Buyer shall have the right, by providing Seller with written notice, to immediately terminate this Agreement upon the occurrence of any of the following events, any one of which shall be considered a "Seller Triggering Event:"

     (a) Seller fails to make payments as provided in this Agreement, unless such failure is cured within thirty (30) days from receipt of written demand for such payment. Any late payments shall bear interest at the annual rate of LIBOR plus 2%;

     (b)  Seller discontinues the Product;

     (c)  Seller is adjudged bankrupt;

     (d) Seller files a voluntary petition in bankruptcy or liquidation or for the appointment of a receiver;

     (e) Filing of an involuntary petition to have Seller declared bankrupt, or subject to receivership, provided that such petition is not vacated or set aside within ninety (90) days from the date of filing;

     (f) The execution by Seller of any assignment for the benefit of creditors;

     (g) Seller breaches any material provision of this Agreement and fails to cure such material breach within 15 days from receipt of written notice describing the breach; and

     (h) Breach by Seller of the Confidentiality Agreement or the Proprietary Information Mutual Non Disclosure Agreement.

7.4 SELLER'S RIGHT TO TERMINATE. Seller shall have the right, by providing Buyer with written notice, to immediately terminate this Agreement upon the occurrence of any of the following events, any one of which shall be considered a "Buyer Triggering Event:"

     (a) Buyer fails to make payments as provided in this Agreement, unless such failure is cured within thirty (30) days from receipt of written demand for such payment. Any late payments shall bear interest at the annual rate of LIBOR plus 2%;

     (b)  Buyer is adjudged bankrupt;

     (c) Buyer files a voluntary petition in bankruptcy or liquidation or for the appointment of a receiver;

[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                       9.

                       CONFIDENTIAL TREATMENT REQUESTED


     (d) Filing of an involuntary petition to have Buyer declared bankrupt, or subject to receivership, provided that such petition is not vacated or set aside within ninety (90) days from the date of filing;

     (e)  The execution by Buyer of any assignment for the benefit of creditors;

     (f) Buyer breaches any material provision of this Agreement and fails to cure such material breach within 15 days from receipt of written notice describing the breach; and

     (g) Breach by Buyer of the Confidentiality Agreement or the Proprietary Information Mutual Non Disclosure Agreement.

8.   PRODUCT WARRANTY.

     8.1 PRODUCT WARRANTY. The following items 8.l through 8.6 refer only to Product Warranty.

     (a) Terayon warrants that all Products, including components thereof, to be delivered hereunder, will conform to the Product Specifications, be free from defects in and malfunctions arising from workmanship, material and design. Provided Buyer gives written notice of any defect, deficiency or non-conformance of any Product, or parts thereof, within: (i) 12 months from the date on which the end-customer, the operator or network provider who uses the system for providing services accepts an item of Product with respect to the first [*****] units delivered hereunder; and (ii) 15 months from the date on shipment date (airwaybill date) of an item of Product with respect to subsequent units delivered hereunder (the "Warranty Period") Seller shall, at no cost to Buyer, and within the "Turn-Around Time" as defined in Section 8.2(a) below, repair or furnish replacements for all such defective, deficient or non-conforming items or parts thereof or accept their return and provide a credit for their purchase amount.

     (b)  The above warranty shall not apply:

          (i) if the Product or Deliverable Item is not used for its intended purpose or is misused or abused;

          (ii) if the nonconformity is caused by a modification to the Product or Deliverable Item made by Buyer or a third party which was not approved by Seller.

8.2  TURN-AROUND TIME.

     (a) "Turn-Around Time" for the purposes of this Section 8 means [********************] from the date on which such defective item, or defective or non- conforming part thereof, is furnished to Terayon at port of entry in the USA, for repair or replacement until the date on which such replaced or repaired item is returned to Buyer in Israel or to such other location specified by Buyer.

[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                      10.

          (b) Terayon shall bear air shipment costs of the deficient, repaired or replaced item as well as the risk or loss or damage to the item or its replacement throughout the period between the shipment of the defective item and the receipt of the repaired or replaced item. Repaired or replaced items shall be subject to the warranty provided on the original Product only (the time during which Seller repairs or replaces the item shall not be considered as part of the warranty period), in accordance with this Section
               8. Notwithstanding the above Buyer shall bear all expenses if no fault was found in the items returned for repair; provided that there is an identical test setup for such items at Seller and Telegate.

     8.3 INSPECTION; ACCEPTANCE. This warranty shall survive inspection, acceptance, or payments by Buyer and is provided for the sole and exclusive benefit of Buyer and shall not extend to any third party, including, without limitation, any reseller or end-user.

     8.4 EXCLUSIVE REMEDY. The warranty granted in this Section 8sets forth Buyer's sole and exclusive remedies and Seller's sole and exclusive liability for any claim of warranty for any product produced delivered by Seller.

     8.5 NO AUTHORITY. Buyer acknowledges that it is not authorized to make any warranty or representation on behalf of Terayon or its suppliers regarding the Product, whether express or implied, other than the warranty terms set forth in this Section 8.

     8.6 NO IMPLIED WARRANTY. The foregoing warranties are the sole and exclusive warranties, whether express or implied, given by Seller in connection with the product, and Seller disclaims implied warranties. Except as expressly provided herein, Seller makes no additional warranties, express, implied, arising from course of dealing or usage of trade as to any matter whatsoever.

9.   PATENT INDEMNITY.

     9.1 PATENT INDEMNITY Seller shall, at its sole cost and expense, indemnify, defend and hold Buyer harmless from and against any claims, demands, liability or suit, including costs and expenses, for or by reason of any actual or alleged infringement of any third party patent, trademark, or copyright resulting from the design, development, manufacture, use, sale or disposal of any Product or Deliverable Items furnished hereunder. Buyer shall promptly notify Seller in writing of any such infringement claim after Buyer first learns of such claim, and shall provide Seller with such assistance and cooperation as Seller may reasonably request from time to time in connection with the defense thereof. In the event Buyer determines that Seller is unable or unwilling to defend the claim, Buyer may assume control of the defense of any infringement claim; provided that under such circumstance Buyer shall bear all costs of such defense (but not of any consequent judgment or liability). If any settlement requires an affirmative obligation of, results in any ongoing liability to, or prejudices or detrimentally

                                      11.

          impacts in any way, Buyer, then such settlement shall require Buyer's written consent.

     9.2 RIGHT TO SUBSTITUTE. Should Buyer be prevented as a result of such claims, actions, or suits regarding infringement, from utilizing the Product or Deliverable Items in question, or if Seller believes such a claim is likely, then Seller shall, at Seller's expense, either substitute an equivalent non- infringing item, or modify the item so that same no longer infringes but remains equivalent, or obtain (at its own expense) for Buyer the right to continue use of the item in accordance with the terms of this Agreement.

     9.3 PROCEDURE. Seller's obligation to indemnify will be subject to the following terms and conditions:

          (a) The obligation will arise only if Seller receives prompt written notice of the infringement claim.

          (b) The parties recognize that the Product or Deliverable Item will be used within the System. The obligation will not cover any claim that the Product infringes any third party's rights only as used in combination with any soft-ware or hardware not supplied by Seller, if that claim could have been avoided by the use of the Product in combination with equivalent other available software or hardware. The foregoing exclusion applies only if the Product is used outside the System.

10.  DEFAULT

     10.1 Remedy Upon Occurrence of Triggering Event. In the event that this Agreement is terminated pursuant to Section 7.3 above, Buyer shall have the right to:

          (a)  Use the Know how in accordance with the terms and provisions of
               Section 4;

          (b) Obtain access to the Subcontractors and payment by Seller for any increase in costs of the Product to Buyer resulting from any such Seller Triggering Event;

          (c)  Exercise any and all financial guaranties provided by Seller; and

          (d) Exercise any and all rights surviving such termination pursuant to Section 7.2.

     The foregoing expresses Buyer's sole remedy and Seller's sole liability in the event of such occurrence.

     10.2 SUBCONTRACTORS TRIGGERING EVENT. Subject to the terms of this Agreement (including Seller's responsibility for any increase in costs of the Product resulting from the Unwilling Subcontractors' refusal to amend their agreements as set forth

                                      12.

                       CONFIDENTIAL TREATMENT REQUESTED


               in Section 3.2 above), Seller hereby grants Buyer, so that Telegate may utilize a second source from which to purchase its requirements of the Product, a worldwide, nonexclusive, nontransferable, nonsublicensable, personal right and license (the "License") to use in accordance with Section 4.1 above Seller's INTELLECTUAL PROPERTY RIGHTS as defined in Section 4.3 of Annex B to modify, maintain, upgrade, support, manufacture and distribute the Product only as part of Telegate's System, which Telegate may exercise only after the occurrence of any of the following events (collectively, "Subcontractors Triggering Events"): (i) Seller's failure to support the Product in accordance with this Agreement within thirty (30) days after receipt of written notice from Telegate; (ii) Seller's failure to supply Buyer with a reasonable supply of the Product within ninety (90) days after receipt of a PO from Buyer; or (iii) Buyer terminates this Agreement based upon a Triggering Event as defined in Section 7.3 above; or (iv) in the event of Force Majeure as defined in Section 12, which prevents Terayon from performing its obligations.

               Notwithstanding the foregoing, Buyer shall be entitled as and from the occurrence of a "Subcontractors Triggering Event" to sublicense the License as defined herein above to the extent required to enable a second source to modify, maintain, upgrade, support, manufacture and distribute the Product only as part of Telegate's System.

11A. LIMITATION OF LIABILITY.

         11A1. IN NO EVENT SHALL SELLER'S AGGREGATE LIABILITY TO BUYER OR ANY
               OTHER PARTY ARISING HEREUNDER OR IN CONNECTION WITH THE PRODUCTS, HARDWARE, SOFTWARE OR DOCUMENTATION PROVIDED BY SELLER UNDER THIS AGREEMENT EXCEED A SUM EQUAL TO U.S. [***********]. THIS LIMITATION IS CUMLATIVE, WITH ALL PAYMENTS BY SELLER BEING AGGREGATED TO SATISFY THE LIMIT. THE EXISTENCE OF ONE OF MORE CLAIMS WILL NOT ENLARGE THE LIMIT.

         11A2. NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL,
               CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES (INCLUDING LOST REVENUES OR PROFITS), REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     11. POST WARRANTY OBLIGATIONS

         11.1 SUPPORT. Seller agrees that for the term of this Agreement, plus the warranty period, it will retain at its offices, a staff of technical personnel who are expert in the design, manufacture and trouble-shooting of the Product and Deliverable Items supplied under this Agreement. This staff will be available to render assistance to Buyer upon request and will respond to Buyer's need for special technical assistance regarding the Product or a Deliverable Item and will provide such assistance as may be required to support systems integration, system debug,

[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                      13.

                      CONFIDENTIAL TREATMENT REQUESTED

          basic parameter changes in the Product, Product modification, Product upgrades, customer and production support in accordance with the provisions of Section 4 ("Know-How and Support").

     11.2 REPAIR. During the term of this Agreement, in the event that Buyer requires repair of the Product, or any part thereof, after the date of completion of Seller's warranty obligations under this Agreement, Seller will perform such repairs on terms at and prices in accordance with its standard support and maintenance fees, or at a fair and reasonable prices if standard fees have not been set.

     11.3 SPARE PARTS. Terayon undertakes, for a period of [*******] after the completion Seller's warranty obligations under this Agreement, to supply Buyer with spare parts for the Product and the Deliverable Items as Buyer may request from time to time, at prices that are fair and reasonable, considering prevailing market prices at the time said items are ordered, and which in no event shall exceed the prices charged by Seller to its most-favored customers purchasing the same items in comparable quantities on equivalent terms.

     11.4 The above does not derogate from all other warranties defined elsewhere in this Agreement.

12.  FORCE MAJEURE

     12.1 EVENTS OF FORCE MAJEURE. Neither party shall be liable for a default or delay in the performance under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, natural disturbances or other acts of God; (ii) any outbreak or escalation of hostilities, war, civil commotion, riot or insurrection;
          (iii) any act or omission of the other party or any governmental authority; or (iv) any other similar causes beyond the control of such party that arise without the fault or negligence of such party. Any delay resulting from such events shall be referred to herein as a "Force Majeure", shall not constitute a default by such party under this Agreement and shall entitle the delayed party to a corresponding extension of its delayed obligation. The party whose performance will be delayed by such events will use its best efforts to notify the other party within three (3) days after delayed party becomes aware of such event, as well as the cessation thereof.

     12.2 SUBCONTRACTOR'S DEFAULT. With respect to delays in performance by Seller's semiconductor or fabrication subcontractors or suppliers, such delays shall be deemed excusable delays with respect to Terayon only if (i) such subcontractor's non-performance is caused by Force Majeure and (ii) Seller could not have obtained the supplies or services of such subcontractor from other sources in sufficient time to prevent interruption of' Seller's performance of this Agreement.

     12.3 TERMINATION.

          (a) If Force Majeure results in the extending of any delivery under this Agreement by more than sixty (60) days, Buyer may terminate this

[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                      14.

               Agreement in whole or in part of the PO's delayed and such termination shall not be deemed a breach of this agreement.

          (b) If Buyer does not terminate by the said 60 days, and the Force Majeure prevails for further 45 days Buyer may terminate this agreement in whole or in pan of the PO's delayed, and will be entitled to use the Know how in accordance with the provisions of
               Section 4.2 and access to Subcontractors pursuant to Section 3, but it shall have no right to claim damages from Terayon for breach of the agreement. The foregoing expresses Buyer's sole remedy and Seller's sole liability for such termination resulting from Force Majeure.

13.  MISCELLANEOUS

     13.1 CONFIDENTIALITY OF AGREEMENT; PERMITTED DISCLOSURES. Throughout the term of this Agreement, each party agrees that the terms of this Agreement shall be kept confidential. No disclosure as to Buyer's customers' or end-users' identity or other information concerning this Agreement shall be released by Seller or its subcontractors without the prior written consent of Buyer except (i) in Seller's or Buyer's communication with its respective shareholders, investors or potential investors, provided any such disclosure is made in confidence and (ii) as to such advertising or other marketing in which Seller may engage in the ordinary course of business.

     13.2 REQUIRED DISCLOSURES; ADVERTISING. Notwithstanding Section 13.1 above:

          (a) Each party may divulge information hereunder as is reasonably required for the performance of the Agreement or as is required by law; and

          (b) Each party shall have the right to list any other party as a customer or supplier (as the case may be) in its advertising material.

     13.3 EXPORT LICENSES; COMPLIANCE WITH EXPORT LAWS. Buyer's obligations under this Agreement are conditional upon Seller obtaining valid export license(s) from its government for shipment of the Product (if required). If such licenses are not obtainable by Seller or are revoked at any time prior to a scheduled shipment, Buyer shall have the right to terminate this Agreement or cancel any purchase order for which a license was refused, and such termination or cancellation shall not be deemed to be a breach of this Agreement by Buyer. In the event of such a termination, all payments paid by Buyer to Seller in respect of untilled purchase orders will be refunded within thirty
          (30) days of notice of such termination together with interest, using the then current LIBOR plus 2% interest rate, thereon, to be calculated from the date each such payment was made until the date such payment is repaid in full. At their own expense, Seller and Buyer shall comply with all applicable laws, regulations, rules, ordinances and orders regarding their respective activities related to this Agreement. Without limiting the foregoing, Seller and Buyer shall (i) comply with the relevant export

                                      15.

          administration and control laws and regulations, as may be amended from time to time, to ensure that the Products are not exported (directly or indirectly) in violation of United States law and (ii) comply with the U.S. Foreign Corrupt Practices Act and shall not make any payments to third parties which would cause Seller or Buyer to violate such law. In addition, Buyer shall obtain any required Israeli governmental authorizations including, without limitation, any import licenses and foreign exchange permits.

     13.4 SEVERABILITY. If any provision of this Agreement shall be held illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     13.5 ASSIGNMENT. Neither Seller nor Buyer may assign this Agreement in whole or in part, or any rights hereunder without the prior written consent of the other, except to (i) a wholly owned subsidiary of such party, (ii) a successor in interest of all or substantially all of such party's assets or business or (iii) a bank trust company or other financial institution for money due or to become due under this Agreement (iv) an assignment by Buyer to Telegate. In the event of any assignment, the assigning party shall promptly supply the other party with two (2) copies of such assignment and, in the instance of an assignment pursuant to this Section 13.6, shall indicate on each invoice to whom payment is to be made. In the event of any assignment pursuant to this Section 13.6, the assigning party also shall provide a written guarantee by such party of the obligations assigned to such party's subsidiary.

     13.6 RELATIONS OF THE PARTIES. Nothing in this Agreement shall be construed as creating relationship of principal and agent or of employer and employee between the parties. Furthermore, nothing in this Agreement is intended to constitute, create, give effect to or otherwise contemplate a joint venture, partnership or formal business entity of any kind. The rights and obligations of the parties with respect to this Agreement shall not be construed as providing for sharing of profits or losses arising out of the effort of either of the parties. The parties shall not incur any liability on behalf of the other.

     13.7 WAIVER. No waiver by either Seller or Buyer of any breach of this Agreement shall be held to be a waiver of any other subsequent breach. No waiver or time extension given by either Seller or Buyer shall have effect unless made expressly and in writing.

     13.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, supersedes and cancels any previous understandings or agreements between all the parties relating to the provisions hereof, and expresses the complete and final understanding of the parties in respect thereto. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by the parties. This Agreement shall supersede the

                                      16.

           Prior Agreements in their entirety upon the occurrence of the Event identified in Section 1.5.

     13.9 GOOD FAITH. Each party undertakes to carry out all its undertakings hereunder in good faith and not to act in any way - directly or indirectly and whether itself or with or through any third party - which may breach or be incompatible with any of its undertakings under this Agreement.

     13.10 NOTICES. Any notice contemplated by or made pursuant to this Agreement shall be in writing and shall be deemed delivered on the date of delivery if delivered personally or by commercial overnight courier with tracking capabilities or by fax, or five (5) days after mailing if placed in the mail, postage prepaid, registered or certified mail, return receipt requested, addressed to Buyer or Seller (as the case may be). Any change of address shall be designated by at least ten (10) days prior written notice.

           Company    ECI Telecom Ltd.
           Attention  Uri Kashti
           Address    30 Hasivim Street
                      Petach Tikva 49130
           Fax Number (972-3) 926-6400

           Company    TERAYON COMMUNICATION SYSTEMS INC.
           Attention  Dr. Zaki Rakib
           Address    2952 Bunker Hill Lane
                      Santa Clara, CA 95054
           Fax Number (408) 727-6205

           Company    Telegate Ltd.
           Attention  Ehud Iloni
           Address    7 Haplada Street
                      Or-Yehuda 60218
           Fax Number (972-3) 533-5877

14.  APPLICABLE LAW; DISPUTES

     14.1 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of Israel, providing the performance by Seller hereunder does not result in any violation of the laws of the state of California USA.

     14.2 DISPUTES. It is the intent of the parties to settle all disputes within the scope of this Agreement amicably by discussion and negotiation. If, despite the parties' best efforts, the parties are not able to settle a dispute, such dispute shall be resolved before the courts of Tel-Aviv Israel. The parties hereby consent to the exclusive jurisdiction of such courts for the purpose of resolving disputes hereunder.

                                      17.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date written above.


                         SELLER: TERAYON COMMUNICATION SYSTEMS



                         By:
                            -----------------------------------
                         Printed Name:
                                      -------------------------
                         Title:
                               --------------------------------


                         BUYER: ECI TELECOM LTD.



                         By:
                            -----------------------------------
                         Printed Name:
                                      -------------------------
                         Title:
                               --------------------------------



                         TELEGATE


                         By:
                            -----------------------------------
                         Printed Name:
                                      -------------------------
                         Title:
                               --------------------------------

                                      18.

                            Supply Agreement Between:

                    ECI Telecom Ltd. And Terayon Corporation

                                  March 3, 1998


                                     ANNEX A

                                 PRODUCT PRICING

                       CONFIDENTIAL TREATMENT REQUESTED

                                Product Pricing
                                ---------------


The following units and pricing tables shall govern sales of the modems by Seller to Buyer:


1.   RU MODEM PRICE


RU Modem selling price to Buyer shall be fixed according to the following table:

All time-slots will be available to Buyer without any limit or additional payment.



Cumulative Units Per [********]*                 Price Per Unit (US$)
------------------------------------------------------------------------
     Up to [******]                                     [***]
------------------------------------------------------------------------
  From [****************]                               [***]
------------------------------------------------------------------------
  From [****************]                               [***]
------------------------------------------------------------------------



Cumulative Units Per [********]*                   Price Per Unit (US$)
------------------------------------------------------------------------
      Up to [******]                                    [***]
------------------------------------------------------------------------
  From [****************]                               [***]
------------------------------------------------------------------------
  From [****************]                               [***]
------------------------------------------------------------------------

     *) The first [*********************] from the Effective Date of this Agreement.

     **)  The second [*********************].

     Note.

     For the first [*****] RU modems of [********] there will be an additional fee of [****] for each deliverable RU modem.

2.   CU MODEM PRICE

CU Modem selling price to Buyer shall be fixed according to the following table:


[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                       CONFIDENTIAL TREATMENT REQUESTED


-------------------------------------------------------------------
    For Any Quantity                         Price Per Unit (US$)
-------------------------------------------------------------------
    First [***]                                    [****]
-------------------------------------------------------------------
   From [**********]                               [****]
-------------------------------------------------------------------

All modem time slots will be available to Buyer without any limit or additional payment.

4.   OTHER TERMS

a) The parties to this Agreement agree that these tables reflect the prices to be paid for the number of units to be sold to Buyer, if any. Buyer may order any quantity of these units at its sole discretion, in accordance with these tables and the limitations set forth therein.

b) There will not be any additional fees and/or payments in the [*********], associated with any item or service (such as for: licensing, maintenance and maintenance support, integration support, production license etc.; herein, "Support Services") for so long as Buyer does not request any change in the Product Specifications as set at the time the Event is completed.



[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                           Supply Agreement Between:

                   ECI Telecom Ltd. And Terayon Corporation

                                 March 3, 1998

                                    ANNEX B

                               PRIOR AGREEMENTS


                                      4.

                       CONFIDENTIAL TREATMENT REQUESTED

                               PRIOR AGREEMENTS


The Prior Agreements shall be terminated upon the successful and timely fulfillment of the Event under the terms agreed between Seller Telegate and ECI in this Annex B.


1.   COMPLETION OF DEVELOPMENT

1.1. Terayon undertakes to complete the design, development, testing and manufacture of the Product in accordance with this Agreement;

1.2. The development of the Product shall be deemed to be complete when all of the Events set forth in Section 1.5 of the Supply Agreement have been completed.

1.3. Following the completion of all of the Events, the parties agree that Telegate shall not be entitled to demand from Terayon any feature, component or functionality in the Product which exceeds the Product Specifications that specify the latest production version at the date upon which completion of development has been achieved.

1.4. Currently the tasks ("Tasks") known to be required for the system to be qualified for deployment are detailed in Appendix 1 of this Annex B. These Tasks must be completed in accordance with the technical requirements of Telegate and on time as agreed in Appendix 1 of this Annex B (and time is of the essence)

1.5. TERAYON'S SOLE RESPONSIBILITY. It is hereby declared and agreed by the parties that Terayon alone shall be responsible to Telegate for completing the development and production of the Product and for the performance of all its undertakings hereunder, whether performed by itself and/or Terayon's subcontractors, and that Telegate's participation, approvals, observation or inspection as provided for hereunder shall not be construed in any way as derogating from or minimizing Terayon's obligations hereunder; provided that Terayon's performance is not prevent, delayed or hampered by an act or omission of Telegate and/or Buyer.

2.   PRODUCT SPECIFICATIONS

2.1. Within five (5) days following the date on which [****] RU modems were shipped, Seller shall update the Product Specifications to reflect the then current production version of the Product and the then latest design version of the Product, and such update shall be the final Product Specifications.

2.2. This final Product Specifications shall be the applicable specifications for the purpose of this Supply Agreement and changes to the Product Specifications shall be made only by mutual agreement between the Parties.

2.3. Until such final Product Specifications exists the Product Specifications pursuant to the Prior Agreements shall prevail.


[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                      5.

3.   CONSIDERATION

3.1. It is agreed that the payments in this Agreement are in complete replacement of all NRE payments, that have not been paid yet, by Telegate listed in the Prior Agreements.

4.   TERMS OF TERMINATION

4.1. Seller and Telegate mutually agree to extinguish the Prior Agreements referred to above. Agreements in accordance with paragraph 1.5 and other terms of the Supply Agreement.

4.2. EXPLICIT WAIVER AND CONSENT. Upon completion of the Event as set forth in
     Section 1.5 of the Supply Agreement, Telegate hereby knowingly and explicitly waives any and all rights it has or may have had against Seller in the Prior Agreements. Seller hereby knowingly and explicitly waives any and all rights it has or may have had against Telegate in the Prior. Agreements. The above waiver shall mean a full waiver and release of each, every and all claims, demands, actions and causes of action, of every kind and nature arising out of or relating to the Prior Agreements, which either Telegate or Seller ever had, now has or may in the future have; and no such claim, demand, action or cause of action, whether known or unknown or suspected or unsuspected to Telegate or Seller.

4.3. Intellectual Property Rights. Intellectual Property Rights in the Prior Agreements shall be amended as follows:


     Section 14 of Prior Agreement shall read in its entirety as follows:

INTELECTUAL PROPERTY RIGHTS

The ownership of all intellectual property rights arising out of the performance of this Agreement and all intellectual property rights owned by or licensed to either of the parties hereto and required to carry out the terms of this Agreement and/or to design, manufacture, sell, use and maintain Products (and parts) produced, including without limitation, all related patent rights, designs, copyrights, mask works, and applications therefor and trade secrets, hereinafter the "INTELLECTUAL PROPERTY RIGHTS," falls into only one of the following two categories:


1. Terayon shall own all rights, title and interest in and to the INTELLECTUAL PROPERTY RIGHTS to all Product and parts thereof and software drivers of the Product delivered by Terayon and design tools and technology therefor (except as provided in category 2 below); and

2. Terayon and Telegate shall jointly own all rights, title and interest in and to the INTELLECTUAL PROPERTY RIGHTS to interfaces between the System and the Product and protocols for communicating between them, and protocols for monitoring or controlling the Product.

     Terayon hereby grants to Telegate an irrevocable, fully paid-up, non-exclusive, non-transferable, non sublicensable license to use the Product only within Telegate's System."


                                      6.

4.4  PROVISIONS SURVIVING THE TERMINATION OF PRIOR AGREEMENTS

     Notwithstanding anything in this Supply Agreement the following provisions shall continue in effect after termination of this Agreement in accordance with their terms for any Products provided to Buyer under the Prior
     Agreements:


     a) Payment provisions: any payment due at the time of termination shall be paid in accordance with the terms of this Agreement.

     b)   All warranties specified in the Prior Agreement.

     c)   All Patent Indemnity obligations.

     d) All Intellectual Property Rights (Section 14) as amended above unless otherwise specified in the Prior Agreements.

     e) Section 26 (Applicable Law; Disputes) shall survive termination and shall govern any dispute between the parties under the Agreement that may subsequently arise.

     f)   The signed Non-Disclosure Agreement dated September 26, 1994.

     g)   Section 19 (Confidentiality and Advertising).


                         SELLER: TERAYON COMMUNICATION SYSTEMS



                         By:
                            -----------------------------------
                         Printed Name:
                                      -------------------------
                         Title:
                               --------------------------------


                         BUYER: ECI TELECOM LTD.



                         By:
                            -----------------------------------
                         Printed Name:
                                      -------------------------
                         Title:
                               --------------------------------



                         TELEGATE


                         By:
                            -----------------------------------
                         Printed Name:
                                      -------------------------


                                      7.

                             APPENDIX 1 OF ANNEX B



     The Tasks listed below, for technical development, as a result of deviations from the Product Specification are the currently known minimum required corrections to the modems as supplied on December 1997 that are required for deployment. In the event that additional Tasks become required in the course of testing and deploying the System, Telegate will notify Terayon, and the parties shall promptly and jointly pursue a solution to the Task.


                                 LIST OF TASKS


 NO.    TOPIC                        REQUIREMENT NOTES                                       DATE
-------------------------------------------------------------------------------------------------------
  1     Spectral Characteristics:    a) 48dbc                        Customer requires --    1/98
        adjacent channels            b) all other channels  55dbc    60 dbc
-------------------------------------------------------------------------------------------------------
  2     Spectral Characteristics:    c) US 50dbc                     Customer requires --    1/98
        Spurious & Hum               d) DS 55dbc                     60 dbc
-------------------------------------------------------------------------------------------------------
  3     Support of APP-CMC           Ongoing until event occurs                              Now to
        integration                                                                          Event
-------------------------------------------------------------------------------------------------------
  4     Frame Shift                  Fix bug                                                 31/3/98
-------------------------------------------------------------------------------------------------------
  5     Performance Monitoring       a) Specifications                                       17/2/98
                                     b) SW delivery                                          30/4/98
-------------------------------------------------------------------------------------------------------
  6     Time slot SNR status         c) Specifications                                       17/2/98
                                     d) SW delivery                                          30/4/98
-------------------------------------------------------------------------------------------------------
  7     Fall back on individual      Specification                                           17/3/98
        codes                        S/W Delivery                                            30/4/98
-------------------------------------------------------------------------------------------------------
  8     Recovery time                250 RU in 5 min or less                                 17/2/98
                                     a) Specifications                                       31/3/98
                                     b) SW delivery
-------------------------------------------------------------------------------------------------------
  9     Linear Regulatory on         PCB layout and testing          Delivery 3 month after  3 month
        CU-RF                                                        receiving definition
                                                                     from Telegate and
                                                                     Telegate sign-off
-------------------------------------------------------------------------------------------------------
  10    Channel setup time           130ms concurrent on 6           Required by 28/2/98     TR Prop.
                                     channels                                                31/3/98
-------------------------------------------------------------------------------------------------------
  11    Channel deactivations        Non-sequential and less than    Required by 28/2/98     TR Prop.
                                     10ms for 6 channels                                     31/3/98
-------------------------------------------------------------------------------------------------------
  12    CU SW Source Code            Delivery                        a) Required now for     13/3/98
                                                                     integration
                                                                     b) TR to support CMC
                                                                     & APP SW merge
-------------------------------------------------------------------------------------------------------
  13    Recovery from                TR to participate in finding a  TF plant problem (50    30/3/98
        intermittent DS              solution to the problem         to 100ms)
        connection loss
-------------------------------------------------------------------------------------------------------


                                      8.

                           Supply Agreement Between:

                   ECI Telecom Ltd. And Terayon Corporation

                                 March 3, 1998

                                    ANNEX C

                            TECHNICAL DOCUMENTATION


                                      9.

                            TECHNICAL DOCUMENTATION
                            -----------------------


NEED TO SPECIFY DATES

1. The following documentation as defined below will be generated and provided to Telegate during the development of the Product. This documentation shall be under full configuration control and updates will be provided as required.:


 NO.    DESCRIPTION                                                         DATE
--------------------------------------------------------------------------------------------------
  1     Detailed Product Specifications                                     Delivered

--------------------------------------------------------------------------------------------------
  2     Detailed block diagrams, released schematics including pin          10/2/98
        out, connectors, released mechanical drawings, released
        printed circuit boards assembly drawings and component
        placement, bill of material.
--------------------------------------------------------------------------------------------------
  3     Test points  module signals, description, level, waveform           28/2/98
        or spectrum and expected level.  See details below.

--------------------------------------------------------------------------------------------------
  4     Existing released Internal S/W documentation delivery               20/2/98
        including functional specifications, memory maps, H/W
        S/W interface document.

--------------------------------------------------------------------------------------------------
  5     Face to face meetings at Terayon.                                   March 2nd 1998 to
                                                                            March 13 1998
        -    Terayon will present the functional description of the CU
             PHY S/W including functional modules and subsystems,
             interrupt and service routines, tasks, inter-task
             communications, inter-working with the operating system,
             changes to the operating system, boot ROM S/W, real time
             requirements and constrains, etc.

        -    Terayon will present the physical implementation of the PHY
             S/W (source file structure, include file structure, make files structure etc.)

        -    Terayon will present the CU PHY S/W build process.

        - Terayon will transfer all source and any auxiliary files to a Telegate's supplied.

        SUN work station with installed WRS Tornado environment.
        The build process will be executed at this work station to obtain identical to current production operation executable files.  The process of delivery of the CU PHY S/W will be
        deemed complete only after the successful completion of
        activities as defined in this paragraph.
--------------------------------------------------------------------------------------------------
  6     Terayon will support e-mail and phone Q&A's regarding               As required


                                      10.


        CU PHY S/W as it should be necessary.
--------------------------------------------------------------------------------------------------
  7     If required another three day meeting will be held at               TBD
        Terayon to complete the process of S/W transfer
--------------------------------------------------------------------------------------------------
  8     Terayon will deliver to Telegate the technical                      20/2/98
        documentation as defined in paragraph 4 and Annex C
        (defined content of principle of operation).
--------------------------------------------------------------------------------------------------
  9     Terayon will deliver test points document describing:               28/2/98
        module signals description, level, waveform or spectrum and expected level as defined explicitly in Annex C.

--------------------------------------------------------------------------------------------------
  10    A face to face meeting will be held at Terayon.  During             March 2nd 1998 to
        this meeting the following topics will be covered:                  March 13 1998

        - Terayon will present the functional description of the test points of CU and RU modems and provide measurement interpretation and explanation.

        -      Principle of operation explanation as defined in
               Annex C of the Supply Agreement.
--------------------------------------------------------------------------------------------------
  11    Terayon will support by e-mail and phone Q&A's regarding            As required
        principle of operation issues as it shall be necessary.
--------------------------------------------------------------------------------------------------
  12    If required another three day meeting will be held at               TBD
        Terayon to complete the process of principle of operation
        and performance transfer.
--------------------------------------------------------------------------------------------------
  13    Register contents, description, functionality,                      20/2/98
        initialization and expected ranges.
--------------------------------------------------------------------------------------------------
  14    Released test procedures and test set-ups for ATP and VTP.          28/2/98
        Relevant S/W for special test procedures.  System level
        tests.
--------------------------------------------------------------------------------------------------
  15    QA plans and procedures.                                            7/3/98
--------------------------------------------------------------------------------------------------
  16    MTBF analysis.                                                      2/4/98
--------------------------------------------------------------------------------------------------
  17    Presentation of regulatory and environment issues:                  17/2/98
        Temperature, Cooling, Safety, EMC/EMI, handling --
        vibration as performed on Seller's system
--------------------------------------------------------------------------------------------------

2.   TEST POINTS

Test points places shall be indicated on the board layout and schematics.

2.1    CU

 .    TX signal D/A output, expected analogue level voltage output, noise level,
     DC offset, clock frequency

 .    RX signal A/D input & clock frequency - same, (analogue input for A/D)

 .    TX CU analogue IF connection (after BPF)- (spectrum measurement): expected level, min/max, spectrum mask, spur, harmonics, RF module gain, intermod


                                      11.

 .    TX HW ALC attenuation: min/max attenuation, min/max control voltage.

 .    RX CU analogue IF connection (atter BPF)- expected level, rain/max, spurious rejection , noise level, RF module gain, intermod

 .    RX HW AGC attenuation: min/max attenuation, min/max control voltage.

 .    Synthesizers freq.- spur, noise (spectrum measurement), locking scheme
     (i.e. reference freq., step, range), lock range after unlock, VCO control voltage range

 .    Clock - frequency, level, timing, reference to other clocks/data: delays, min/max PW

 .    Synthesizers freq. (or equivalently part mane/number): control signals, timing, bit meaning.

 .    VCC (supply) voltage: level min/max, peak/RMS ripple, if filtered at specific pin same

 .    Peak power consumption from each board at each voltage. (Expected power consumption for each voltage measured already)

2.2  RU

 .    TX signal D/A output & clock frequency, expected analogue level voltage output, noise level, DC offset,

 .    RX signal A/D input & clock frequency - same, (analogue input for A/D)

 .    TX RU RF output (after BPF) (spectrum measurement): expected level, min/max, spectrum mask, spat, harmonics, m6dule gain: nominal, rain/max, intermod

 .    TX HW ALC attenuation: min/max attenuation, min/max control voltage.

 .    RX RU analogue 12F (after BPF) -level expected, min/max: spurious rejection, noise level, module gain: nominal, min/max, intermod

 .    RX HW AGC attenuation: min/max attenuation, min/max control voltage.

 .    Synthesizers freq.- spur, noise (spectrum measurement), locking scheme
     (i.e. reference freq., step, range), lock range after unlock, VCO control voltage range

 .    Clock - frequency, level, timing, reference to other clocks/data: delays, min/max PW

 .    Synthesizers freq. (or equivalently part mane/number): control signals, timing, bit meaning.

 .    Synthesizers freq. control signals, timing, bit meaning.

 .    VCC (supply) voltage: level min/max, peak/RMS ripple, if filtered at specific pin same


                                      12.

                       CONFIDENTIAL TREATMENT REQUESTED

 .    Peak power consumption at each voltage. (Expected power consumption for each voltage measured already)

4    PRINCIPLE OF OPERATION

Note: Some of the data is given in the "Telegate external SW spec" dated 2/25/97 [****************************************.]

 .    CU initialization scheme, step from switch on to full operational- wait time and conditions for each step.

 .    ame as in 1 above in case of recovery from any event such as long intermittence. Time to detect synchronization or comm. Loss, time to declare recovery is done.

 .    AGC process- internal/external partition, lock time & preferred programmable parameters, lock in speed, controlled level variation, expected error.

 .    ALC process (RU) - internal/ external partition, lock time & preferred programmable parameters, lock in speed, controlled level variation, expected error, activation rate.

 .    GAP processor- status timing, meaning, windows, missing relation of gap detection thresholds to real world and level.

 .    CU Time base generator- status meaning, offset

 .    Non applicable

 .    Clock recovery - - lock time & preferred programmable parameters , lock range, jitter on Clock recovery, freq. offset lock in range loop values - clock recovery error, VCXO control voltage.

 .    Equalizer Upstream - process steps, timing, interval between step/process, equalizer factor values, gain factor (LMS) recommended , success criteria, pre-equalizer programming , including register descriptions.

 .    Equalizer downstream - - process steps, timing , interval between step/
     process, equalizer factor values , gain factor (LMS) recommended , success criteria, including register descriptions.

 .    R.X noise power, RX noise power- relationship, accepted level, integration time, reset

 .    Non applicable

 .    Non applicable

 .    Ranging - sequences, process steps both CU and RU, timing, interval between step/process, level/timing factor values: success criteria to pass from step to step.

[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                      13.

                       CONFIDENTIAL TREATMENT REQUESTED

 .    Performance monitoring- meaning of each parameters, update rate, min/max expected values.

 .    Access process collision detection and connection setup- update of document.

 .    There is a "RACM" rotator amplifier [*****]

Non applicable

4 Terayon hereby undertakes to deliver to Telegate two sets of the Product related documentation listed here above. Terayon undertakes to update said documentation within 30 days after incorporation of any modifications in the Product and to provide Telegate with copies as specified above of any said updates.

     Any documentation distribution, such as but not limited to: schematics, drawings, specifications, software etc. related to the Product, shall be limited as defined in the Non Disclosure Agreement dated 26 September 1994.

     All documents shall be numbered and any additional copies shall be destroyed after use.

5. Each item of the Product supplied (on or after January 31,1998) by Seller shall be accompanied by individual ATP results and Certificate Of Compliance (COC) both approved by signature of Seller's QA tester.

[*] - Indicates confidential information that has been omitted and filed separately with the Securities and Exchange Commission.

                                      14.